Exhibit 99.1

NEWS BULLETIN FROM:	RE:	Headwaters Incorporated 10653 South River Front Parkway, Suite 300 South Jordan, UT 84095 (801) 984-9400 NYSE: HW

FOR FURTHER INFORMATION

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Sharon Madden	Tricia Ross
Vice President of Investor Relations	Analyst Contact
(801) 984-9400	(213) 486-6540

FOR IMMEDIATE RELEASE:
August 15, 2007

HEADWATERS ANNOUNCES STEVEN G. STEWART’S
RETURN AS CHIEF FINANCIAL OFFICER

SOUTH JORDAN, UTAH, AUGUST 15, 2007 (NYSE: HW) — HEADWATERS INCORPORATED today announced that Scott K. Sorensen is resigning as Chief Financial Officer to pursue other interests. Mr. Sorensen is leaving Headwaters to become the Chief Financial Officer of a privately-held company. “I am leaving Headwaters at a time of strengthening performance,” said Scott Sorensen, “We surprised the market with our earnings and margins in the June quarter and I feel the performance of the Company is on target for a strong finish for year-end. My decision to leave Headwaters was driven by a unique professional opportunity that materialized in the last few weeks.”

“I have enjoyed working with Scott over the last two years,” said Kirk A. Benson, Chief Executive Officer. “Scott has brought a high level of professionalism to Headwaters and we wish him success in his next position.”

Mr. Sorensen will continue with Headwaters through the end of August. Effective September 4, 2007, Steven G. Stewart will return to his previous post as Chief Financial Officer.  Mr. Stewart served as CFO of Headwaters from July, 1998, until his retirement from that position in October, 2005.  Since then he has served as the Company’s Treasurer and has worked on special assignments.  “We are very pleased to have Steve return as our CFO,” said Kirk Benson, Chief Executive Officer.  “We are fortunate to have access to Steve’s experience and familiarity with Headwaters.  The fact that he is available and eager to return to this role is a great advantage to us.”

Prior to joining Headwaters, Mr. Stewart held various management positions with several of the “Big Four” international accounting firms, including 13 years as a partner.  “I am excited to be returning and look forward to playing an active role once again at Headwaters,” Mr. Stewart said.  “Over the past two years, I have observed, with great interest, the growth, success and challenges Headwaters has faced. My years spent at Headwaters, the challenges we overcame and the success we enjoyed, was by far, the pinnacle of my professional career successes. My business associates at Headwaters are some of the finest people I have been privileged to know both personally and professionally. The opportunity to rejoin this management  group and work again side by side, as we face today’s challenges,  is something I look forward to with great excitement. With the support of my wife and family, I am physically and mentally ready to work with Kirk Benson and all of Headwaters’ employees, to take Headwaters into the next phase of  its successful future.”

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Through its alternative energy, coal combustion products, and building materials businesses, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.  Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building materials and products, the licensing of technology and chemical sales to alternative fuel facilities, the receipt of product sales, license fees and royalty revenues, which are subject to tax credit phase out risks,  the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters.  Such statements that are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of tax credits in an environment of high oil prices and potential tax credit phase out, the availability of feedstocks, and the marketability of the coal combustion products, building products, and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Actual results may vary materially from such expectations.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. In addition to matters affecting the coal combustion product, alternative fuel, and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled “Forward-looking Statements” and “Risk Factors” in Item 7 in Headwaters’ Annual Report on Form 10-K for the fiscal year ended September 30, 2006, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors.  Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Our internet address is www.headwaters.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  Our reports can be accessed through the investor relations section of our web site.